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                              ARTICLES OF AMENDMENT
                                       OF
                       THE HARTFORD MUTUAL FUNDS II, INC.

         The Hartford Mutual Funds II, Inc. (the "Corporation"), a corporation organized and existing under the laws of the State of Maryland, does hereby certify to the State Department of Assessments and Taxation of Maryland that:


FIRST: The Articles of Incorporation of the Corporation are hereby amended to change the name of two series of shares of its stock as follows:

The Hartford Tax-Free Minnesota Portfolio is renamed The Hartford Tax-Free Minnesota Fund; The Hartford Tax-Free National Portfolio is renamed The Hartford Tax-Free National Fund.

SECOND: This amendment is limited to a change expressly permitted by Section 2-605 of subtitle 6 of the Maryland Code to be made by a majority of the entire board of directors, without action by stockholders.

THIRD: A majority of the entire board of directors of the Corporation approved this amendment at a meeting on May 13, 2003.

FOURTH: This amendment does not change the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of the series of stock.

FIFTH: The Corporation is registered as an open-end company under the Investment Company Act of 1940.

IN WITNESS WHEREOF, The Hartford Mutual Funds II, Inc. has caused these Articles of Amendment to be duly executed by Kevin J. Carr, its Vice President, and attested to by Daniel E. Burton, its Assistant Secretary, this 5th day of June 2003.


                                          The Hartford Mutual Funds II, Inc.
Attest:

                                          By:/s/ Kevin J. Carr
                                          ------------------------------------
/s/ Daniel E. Burton                      Kevin J. Carr
-----------------------------             Vice President
Daniel E. Burton
Assistant Secretary

I, Kevin J. Carr, Vice President of The Hartford Mutual Funds II, Inc., hereby acknowledge, in the name and on behalf of said Corporation, the foregoing Articles of Amendment to be the corporate act of said Corporation and I further certify that, to the best of my knowledge, information and belief, these matters and facts are true in all material respects, under the penalties of perjury.

                                          /s/ Kevin J. Carr
                                          ------------------------------------
                                          Kevin J. Carr